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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of T. Rowe Price Institutional Emerging Markets Equity Fund's (one of the portfolios comprising T. Rowe Price Institutional International Funds, Inc.) Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 19, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Reports to Shareholders of T. Rowe Price Emerging Europe & Mediterranean Fund, T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Growth & Income Fund,
T. Rowe Price International Stock Fund, T. Rowe Price Japan Fund, T. Rowe Price Latin America Fund and T. Rowe Price New Asia Fund, (comprising T. Rowe Price International Funds, Inc.), T. Rowe Price Institutional Foreign Equity Fund, (one of the portfolios comprising T. Rowe Price Institutional International Funds, Inc.) and T. Rowe Price International Equity Index Fund, (the portfolio comprising T. Rowe Price International Index Fund, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 23, 2002